UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2020 (April 3, 2020)

DIGITAL ALLY, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-33899	20-0064269
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9705 Loiret Blvd., Lenexa, KS 66219

(Address of Principal Executive Offices) (Zip Code)

(913) 814-7774

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, $0.001 par value	DGLY	The Nasdaq Capital Market, LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.

As announced in a press release on April 6, 2020, effective April 3, 2020, Digital Ally, Inc. (the “Company”) entered into a Wholesale Distribution Agreement (the “Agreement”) with Trust Think, LLC, which is a Division of Think, LLC (“Trust Think”). The press release is attached hereto as Exhibit 99.1. Pursuant to the terms of the Agreement, the Company has been engaged to service, promote, and sell certain Danolyte® disinfecting products, which are manufactured and distributed by Trust Think (the “Products”), to certain first responder and commercial customers with whom it has relationships. The Company will receive a percentage of the sales sold through its distribution channels.

The Agreement has an initial term beginning on April 3, 2020 and ending one (1) year thereafter. Thereafter, the Agreement renews automatically for successive additional terms of one (1) year each unless the Company or Think Tank provides written notice of non-renewal at least thirty (30) days prior to the expiration of the then current term. Either party may terminate the Agreement at any time, effective immediately upon written notice if it has good cause for termination as defined in the Agreement. The foregoing summary of the Agreement, does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Form of Wholesale Distribution Agreement, dated April 3, 2020.

99.1	Press Release of Digital Ally, Inc., dated April 6, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 8, 2020

Digital Ally, Inc.

By:	/s/ Stanton E. Ross
Name:	Stanton E. Ross
Title:	Chairman, President and Chief Executive Officer